UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 1, 2015

Date of Earliest Event Reported: April 27, 2015

Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

333-193058
(Commission File Number)

Delaware	27-3096175

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 N. Ervay Street, Suite 300

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2015, Principal Solar, Inc. ("Company") entered into an Engineering, Procurement, and Construction Agreement with Alpha Technologies Services, a Nevada corporation ("Contractor") to build the Company's previously announced

Principal Sunrise IV (fka Innovative Solar 46, LLC or "IS 46") 100MW DC solar project located near Hope Mills, NC.

The agreement provides for construction of the project for a fixed price of approximately $73 million to be paid in a series of progress payments, but excludes major portions of the materials that the Company will purchase directly from suppliers and the substation connecting the project to the local utility. Payments under the agreement are expected to be funded from separate construction financing yet to be arranged by the Company. The targeted date for the project achieving mechanical completion is December 18, 2015, and the Contractor will provide a two-year warranty upon completion.

The foregoing summary of material terms is qualified in its entirety by reference to exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Engineering, Procurement and Construction Agreement between Principal Solar, Inc. and Alpha Technologies Services dated April 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: May 1, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer